UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes

On September 8, 2014, WPX Energy, Inc. (the “Company”) completed an offering of $500 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2024 (the “Notes”) under the Company’s automatic shelf registration statement on Form S-3 (No. 333-198523) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on September 3, 2014.

The Notes were issued under an Indenture, dated as of September 8, 2014 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of September 8, 2014 (the “First Supplemental Indenture”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 5.25% per annum and were priced at par. The Notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year commencing on March 15, 2015. The Notes will mature on September 15, 2024. At any time or from time to time prior to June 15, 2024, the Company may, at its option, redeem some or all of the Notes at a specified “make whole” premium as described in the Indenture. The Company also has the option, at any time or from time to time on or after June 15, 2024, to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, as more fully described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K. Each of the foregoing documents is incorporated by reference herein.

Underwriting Agreement

On September 3, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters identified on Exhibit A thereto (collectively, the “Underwriters”), to sell the Notes to the Underwriters.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Certain of the Underwriters perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated September 3, 2014, among WPX Energy, Inc. and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of Global Note for the 5.25% Senior Notes due 2024 (included in Exhibit 4.2).

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: September 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 3, 2014, among WPX Energy, Inc. and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of Global Note for the 5.25% Senior Notes due 2024 (included in Exhibit 4.2).

5.1	Opinion of Weil, Gotshal & Manges LLP.

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